UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
 _______________________________
FORM 8-K
__________________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 4, 2017
_______________________________
NanoString Technologies, Inc.
(Exact name of registrant as specified in its charter)
  ________________________________

Delaware	001-35980	20-0094687
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Fairview Avenue North
Seattle, Washington 98109
(Address of principal executive offices, including zip code)

(206) 378-6266
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

 _________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act).   ☐

Item 1.01 Entry into a Material Definitive Agreement.
On August 4, 2017, NanoString Technologies, Inc. (the “Company”) entered into a collaboration agreement with Lam Research Corporation (“Lam”) with respect to the Company’s novel DNA and RNA sequencing technology called Hyb & Seq. The collaboration agreement relates to the development and commercialization of the Company’s Hyb & Seq sequencing platform and related assays. The Company will lead the development of the Hyb & Seq product using funding provided by Lam and with engineering support from Lam. The Company will also retain exclusive rights to obtain regulatory approval, manufacture and commercialize the Hyb & Seq product.
Pursuant to the terms of the collaboration agreement, Lam will provide the Company with up to $50.0 million in funding for the allowable development costs the Company incurs. The development funding is non-refundable, unless the parties determine that completion of development of the product will not occur and development activities are discontinued, in which case any funds advanced to the Company by Lam that have not been committed or spent will be refunded to Lam. The Company has also agreed to reimburse Lam for certain costs incurred by up to ten full-time Lam employees in accordance with the product development plan. Lam is eligible to receive certain royalty payments on net sales by the Company of certain products and technologies developed under the collaboration agreement. The maximum amount of royalties payable to Lam will be capped at an amount equal to (1) $150.0 million multiplied by (2)(a) the amount of development funding provided by Lam divided by (b) $50.0 million.
All intellectual property made or conceived solely by the Company pursuant to the collaboration will be owned by the Company and licensed to Lam solely for the purposes of the collaboration. All intellectual property made or conceived solely by Lam pursuant to the collaboration will be owned by Lam and, subject to certain restrictions on use with Lam competitors, licensed to the Company for the purposes of the collaboration and further development and commercialization of the Hyb & Seq product, as well as certain other products and technologies resulting from the collaboration in the field of molecular profiling. Jointly created intellectual property shall be jointly owned by the parties, provided that neither party shall use such jointly owned intellectual property in the other party’s competitive field.
The collaboration agreement establishes a joint steering committee to oversee, review and coordinate the parties’ activities under the collaboration agreement and monitor progress and expenditures against the associated development plan. The joint steering committee is comprised of three employees from each of the Company and Lam, and will be chaired by one of the Company’s employees. The Company will have final decision-making authority on the joint steering committee, subject to certain exceptions for decisions regarding development failure, material changes to the development plan, budget, and the Hyb & Seq product being developed under the agreement, and intellectual property ownership, which require consensus of the parties. The collaboration agreement also contains customary representations, warranties, covenants, indemnities and other obligations of the parties.
The term of the collaboration agreement is 15 years. Either the Company or Lam may terminate the collaboration agreement in the case of a material breach by the other party after providing notice and an opportunity to cure or in the case of bankruptcy or insolvency of the other party. The joint steering committee may also terminate the collaboration agreement if development is discontinued in the case of a development failure. Lam may also terminate the collaboration agreement on or after the first anniversary in the event the Company undergoes a change of control.
In connection with the execution of the collaboration agreement, the Company issued Lam a warrant to purchase up to 1.0 million shares of the Company’s common stock on August 4, 2017, with the exact number of issuable shares issuable equal to (1) 1.0 million shares multiplied by (2)(a) the amount of development funding provided by Lam divided by (b) $50.0 million. The exercise price of the warrant is $16.75 per share. The warrant will expire on the seventh anniversary of the issuance date. The issuance of the warrant was exempt from registration under the Securities Act of 1933, as amended, under Section 4(a)(2) thereof as a transaction by an issuer not involving a public offering.
In connection with the entry into the collaboration agreement and issuance of the warrant, the Company and Lam have agreed, subject to certain exceptions applicable to Lam, to be bound by certain “standstill” provisions. Pursuant to the “standstill” provisions, until the third anniversary of the entry into the collaboration agreement, the Company and Lam and their respective officers, directors, employees or contractors acting on their behalf will not (1) acquire, offer to acquire, agree to acquire or publicly propose or offer to acquire, securities, indebtedness, businesses, properties or assets of the other party or any subsidiary or division thereof; (2) initiate, induce or attempt to induce any other person or group to initiate any transaction referred to in clause (1), any stockholder proposal regarding the other party or call hold or convene a stockholders’ meeting of the other party; (3) make or participate in any solicitation of proxies to vote or seek to advise or influence any person with respect to the voting of any voting securities of the other party; (4) make any public announcement with respect to, or submit a proposal or offer for any extraordinary transaction involving the other party or any of its securities or assets; (5) form, join or in any way participate in a group as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, in connection with any of the foregoing prohibited activities; (6) act or seek to control or influence the management, board of directors or policies of the other party; (7) take any action that could reasonably be expected to require the other party to make a public announcement regarding the possibility of any of the prohibited activities described in clauses (1) through (6) or (8) advise, assist or encourage any other person in connection with any of the foregoing prohibited activities.
In addition, Lam has agreed, subject to certain exceptions, not to offer, sell or transfer any of the Company’s common stock or securities convertible into or exchangeable or exercisable for the Company’s common stock, for three years after the entry into the collaboration agreement without first obtaining the Company’s consent, which consent may be withheld by the Company in its sole discretion, unless the collaboration agreement has been terminated, in which case consent may not be unreasonably withheld by the Company.
The foregoing descriptions of the collaboration agreement and warrant are not complete and are qualified in their entirety by reference to the full text of the collaboration agreement and warrant. A copy of the warrant is filed herewith as Exhibit 4.1 to this Current Report on Form 8-K. A copy of the collaboration agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017. On August 8, 2017, the Company and Lam issued a joint press release announcing the entry into the collaboration agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 regarding the Company’s issuance of a warrant to Lam is hereby incorporated by reference into this Item 3.02.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
4.1	Warrant to Purchase Common Stock issued to Lam Research Corporation.
99.1	Press release dated August 8, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NanoString Technologies, Inc.

Date:	August 8, 2017	By:	/s/ R. Bradley Gray
R. Bradley Gray
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Warrant to Purchase Common Stock issued to Lam Research Corporation.
99.1	Press release dated August 8, 2017.